Exhibit 10.24.1

AMENDMENT NO. 1

TO

CAPITAL SUPPORT AGREEMENT

THIS AMENDMENT NO. 1 (the “Amendment”) to the Capital Support Agreement, effective as of the 15th day of February 2008 (the “Amendment Effective Date”), between SEI Daily Income Trust Prime Obligation Fund (the “Fund”) and SEI Investments Company (the “Support Provider”).

WHEREAS:

1.	The parties hereto entered into a Capital Support Agreement, dated as of November 8, 2007 (the “Agreement”); and

2.	The parties hereto desire to amend the Agreement on the terms and subject to the conditions provided herein.

NOW THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Unless otherwise expressly provided herein, capitalized terms shall have the meanings assigned to them in the Agreement.

2.	Section l(e) of the Agreement is hereby deleted in its entirety and replaced as set forth below:

“Letter of Credit” means one or more letters of credit issued by the Letter of Credit Provider for the benefit of the Fund in an aggregate amount equal to one hundred forty four million dollars ($144,000,000), and which shall terminate no sooner than the date set fourth in Section 3(c)(iv) of this Agreement.

3.	Section l(g) of the Agreement is hereby deleted in its entirety and replaced as set forth below:

“Maximum Contribution Amount” means one hundred fifty million dollars ($150,000,000).

4.	A new Section 1(n) is hereby added to the Agreement as set forth below:

“Segregated Account” means an account established by the Support Provider for the benefit of the Fund at a bank which is a qualified custodian under the 1940 Act, which may be an interest-bearing account and/or which account’s assets may be invested into money market instruments, and which during the term of the Agreement (i) shall hold cash or cash equivalent securities in an amount equal to six million dollars ($6,000,000), and (ii) the assets of which shall be available to the Fund by means of ACH transfer initiated by the Fund without the requirement of further action or consent by the Support Provider; provided, however, that the amount required to be maintained in the Segregated Account may be reduced as set forth in Section 3 of the Agreement.

5.	Section 3(b) of the Agreement is hereby deleted in its entirety and replaced as set forth below:

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The Support Provider shall make the Capital Contribution to the Fund not later than one business day after the occurrence of a Contribution Event, by 12:00 noon, Eastern Time. Each Capital Contribution made hereunder shall be made in immediately available funds, without deduction, set-off or counterclaim, to the Fund. If the Support Provider makes a Capital Contribution when due, then the amount that Support Provider is obligated to maintain in the Segregated Account shall be reduced by the amount of such Capital Contribution. In the event that the Support Provider does not make a Capital Contribution when due, the Fund will either, as determined in the sole discretion of the Fund, (i) draw upon the Letter of Credit, or (ii) draw funds from the Segregated Account, in either case by 4:00 p.m. on the day that such Capital Contribution was required to have been made and in an amount equal to the Capital Contribution that is due. Any amount received under such Letter of Credit or withdrawn from the Segregated Account shall be deemed to be a Capital Contribution made hereunder by the Support Provider.

6.	Section 5(f) of the Agreement is hereby deleted in its entirety and replaced as set forth below:

Its obligations under this Agreement shall be supported by (i) the Segregated Account as defined in Section l(n) of the Agreement, and (ii) a Letter of Credit as defined in Section 1(e) issued for the benefit of the Fund and provided by the Letter of Credit Provider, which has obtained short-term credit ratings of A-l from Standard & Poor’s, P-l from Moody’s Investors Services and F-l from Fitch Ratings.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties caused this Amendment No. 1 to the Capital Support Agreement to be executed this 15th day of February, 2008.

SEI INVESTMENTS COMPANY

By:	/s/ Dennis J. McGonigle
Name:	Dennis J. McGonigle
Title:	Chief Financial Officer

ADDRESS FOR NOTICES:

One Freedom Valley Drive Oaks, PA 19456

SEI DAILY INCOME TRUST PRIME OBLIGATION FUND

By:	/s/ Timothy D. Barto
Name:	Timothy D. Barto
Title:	Vice President

ADDRESS FOR NOTICES:

One Freedom Valley Drive Oaks, PA 19456

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